Exhibit 5.2

[Freshfields Letterhead]

International General Insurance Holdings Ltd.

74 Abdel Hamid Sharaf Street

P.O. Box 941428

Amman 11194, Jordan

April 14, 2020

Ladies and Gentlemen:

We are acting as United States counsel to International General Insurance Holdings Ltd., a Bermuda exempted company (the Company), in connection with the preparation and filing with the Securities and Exchange Commission (the Commission) of a Registration Statement on Form F-1 (as amended from time to time, the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), under the Securities Act of 1933, as amended (the Securities Act), relating to (i) the issuance from time to time by the Company of up to 17,250,000 common shares, par value $0.01 per share (the Common Shares) including (x) 12,750,000 Common Shares issuable upon the exercise of the Company’s public warrants (the Public Warrants) issued in exchange for 12,750,000 public warrants of Tiberius Acquisition Corporation, a Delaware corporation (Tiberius), and, (ii) 4,500,000 Common Shares issuable upon the exercise of the Company’s warrants issued in exchange for 4,500,000 Tiberius private warrants (the Private Warrants and, collectively with the public warrants, the Warrants), and (ii) the offer and sale from time to time by the selling securityholders named in the Registration Statement or their permitted transferees (collectively, the Selling Securityholders) of (x) up to 39,107,382 Common Shares, (y) up to 4,500,000 Private Warrants to purchase Common Shares and (z) 4,500,000 Common Shares issuable upon the exercise of the Private Warrants.

This opinion is confined to the law of the State of New York, as currently in effect. Accordingly, we express no opinion herein with regard to any other laws. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We do not undertake to advise you of changes in law or facts that may come to our attention after the date of this letter.

In rendering the opinions expressed below, we have examined the following documents and agreements:

(a) the Warrant Agreement, dated as of March 15, 2018 (the Warrant Agreement), between Continental Stock Transfer & Trust Company (Continental) and Tiberius;

(b) Amendment to the Warrant Agreement, dated as of March 17, 2020 (the Warrant Agreement Amendment), among Tiberius, Continental and the Company; and

(c) the Registration Statement.

In addition, we have examined and have relied as to matters of fact upon such corporate and other records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and such other persons, and we have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, without independent verification, upon oral or written statements and representations of public officials, officers and other representatives of the Company. We have also assumed that the Registration Statement will be declared effective by order of the Commission and will remain effective at the time the Private Warrants are sold.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

The Private Warrants are validly issued, fully paid and nonassessable.

Our opinion above is subject to (A) (1) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally, (2) the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally and (3) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and (B) limitations on the right to indemnity and contribution under applicable law and public policy.

The opinion expressed in this letter is solely for your benefit and the benefit of persons entitled to rely thereon pursuant to applicable provisions of the Securities Act and the rules and regulations of the Commission promulgated thereunder, and may not be relied upon in any manner or used for any purpose by any other person or entity.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Freshfields Bruckhaus Deringer US LLP